EXHIBIT 32.1

CERTIFICATION
Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002

Edward S. Lampert, Chairman of the Board and Chief Executive Officer of Sears Holdings Corporation (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 28, 2017 (the “Report”).

The undersigned hereby certifies that, to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 30, 2017

/s/ Edward S. Lampert
Edward S. Lampert
Chairman of the Board and Chief Executive Officer